Exhibit 4.1      Form of Subscription Agreement


                      INTERNATIONAL IMAGING SYSYTEMS, INC.

                             SUBSCRIPTION AGREEMENT
                                  ("Agreement")


Ladies and Gentlemen:

        The undersigned (the "Subscriber") understands that International Imaging Systems, Inc., a Delaware corporation (the "Company"), desires to issue __________ shares (the "Shares" or the "Securities") of its common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth below and Subscriber desires to purchase the Shares.

        Accordingly, Subscriber and the Company hereby agree as follows:

                  1. Subscription. Subscriber hereby subscribes for and agrees to purchase the Securities from the Company. The purchase price (the "Purchase Price") for the Securities to be purchased hereunder by the Subscribers is $.10 per share.

                  2.       Purchase Procedure.

                  2.1 Each Subscriber acknowledges that, in order to subscribe for Securities, such Subscriber must, and does hereby, deliver to the
Company:

                  2.1.1 An executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization, if required; and

                  2.1.2 A check, subject to collection, in the amount equal to the Purchase Price multiplied by the number of Securities, made payable to the order of International Imaging Systems, Inc.

                  2.2. Subject to the Company's unconditional right to accept or reject the subscriptions contained herein, upon receipt of the foregoing, if the Company accepts the subscriptions, the Company shall promptly deliver to each Subscriber an executed counterpart of the Signature Page attached to this Agreement and a certificate registered in the name of Subscriber representing the Securities as provided herein. If the Company rejects the subscriptions, payment will be returned to Subscribers in full without deduction or interest.

                  3. Representations of Each Subscriber. By executing this Agreement, each Subscriber, severally (and not jointly), represents, warrants, acknowledges and agrees as follows:

                  3.1 Such Subscriber acknowledges that he, she or it has received, carefully read and understands in their entirety (i) this Agreement;
(ii) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "SEC"); (iii) the Company's quarterly report on Form 10-QSB for the three month period ended March 31, 2005 as filed with the SEC; and (iii) all information that such Subscriber (together with such Subscriber's advisers, and any purchaser representative) has deemed necessary or appropriate for deciding whether to subscribe for the Securities. Such Subscriber acknowledges that he, she or it has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus. Such Subscriber further acknowledges that such Subscriber and his, her or its advisors (if any) have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities and the business, properties, prospects and financial condition of the Company.

                  3.2 Such Subscriber understands that (i) the Securities being purchased hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) such Subscriber cannot sell or transfer the Securities unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or other document evidencing the Securities, stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales thereof; (iv) the Company will place stop transfer instructions against the Securities to restrict the transfer thereof; and (v) the Company has no obligations to register the Securities or assist such Subscriber in obtaining an exemption from the various registration requirements. Such Subscriber agrees not to resell the Securities without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

                  3.3 Such Subscriber (i) is acquiring the Securities solely for his, her or its own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; and (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person.

                  3.4 Such Subscriber understands that an investment in the Securities involves substantial risks and such Subscriber recognizes and understands the risks relating to the purchase of the Securities, including that such Subscriber could lose the entire amount of his, her or its investment in the Securities.

                  3.5 Such Subscriber is an "accredited investor" (as that term is defined in Regulation D under the Securities Act), and has such knowledge and experience in financial and business matters generally that such Subscriber is capable of evaluating the merits and risks of an investment in the Company.

                  3.6 Such Subscriber's investment in the Company is reasonable in relation to Subscriber's net worth and financial needs and such Subscriber is able to bear the economic risk of losing such Subscriber's entire investment in the Securities.

                  3.7 Such Subscriber understands that (i) the offering contemplated hereby has not been reviewed by any federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) the offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) documents used in connection with this offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Shares for investment.

                  3.8 Such Subscriber is aware that although the Company is a reporting issuer, there is no active trading market for the Shares, there can be no assurance that a market for the Shares will develop or be maintained, and, therefore, such Subscriber may have to hold the Securities indefinitely. Such Subscriber has adequate means of providing for his, her or its current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby.

                  3.9 Such Subscriber, if an individual, is at least 21 years of age, and maintains his or her domicile (and is not a transient or temporary resident) at the address shown on the Signature Page below.

                  3.10 Such Subscriber, if a corporation, partnership, trust or other non-natural person is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Subscription Agreement, and such Subscriber was not formed for the specific purpose of acquiring the Securities.

                  3.11 All information which such Subscriber has provided the Company concerning his, her or its financial position and knowledge of financial and business matters, is correct and complete as of the date hereof, and if there should be any change in such information, such Subscriber will immediately provide the Company with such new information. Further, such Subscriber agrees that financial and other information concerning the such Subscriber may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company.

                  3.12 Such Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and has determined, either personally or in consultation with such Subscriber's Purchaser Representative or attorney, that an investment in the Company is consistent with such Subscriber's investment objectives and income prospects. Such Subscriber understands that the Company has no substantial assets and has incurred losses to date; that the Company may need to obtain additional capital through debt and/or equity financing to implement its business plan; and that there can be no assurance that such financing will be obtained, or will be obtained on terms that are acceptable to the Company.

                  3.13 Such Subscriber acknowledges that the Company has the unconditional right to accept or reject the subscription contained herein, in whole but not in part. The Company will notify each Subscriber whether the subscription contained herein is accepted or rejected. If such subscription is rejected, payment will be returned to such Subscriber in full without deduction or interest.

                  3.14 The Purchase Price of each of the Shares offered hereby was determined arbitrarily by the Company, does not bear any relationship to the assets, book value, results of operations, net worth, or other objective criteria of value applicable to the Company and should not be considered an indication of the actual value of the Company.

                  3.15 The Company has not retained any independent professionals to review or comment on this offering on behalf of, or to otherwise protect the interests of, Subscribers hereunder. Although the Company has retained its own counsel, neither such counsel nor any other counsel has made, on behalf of the Subscribers, any independent examination of any factual matters represented by management herein or in the documents provided herewith, and purchasers of the Shares offered hereby should not rely on the counsel retained by the Company with respect to any matters herein described.

                  3.16 The Company has not paid any dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                  3.17 There can be no assurance that the Company will be able to operate profitably in the future.

                  3.18 Such Subscriber expressly acknowledges and understands that, in connection with the offer and sale of the Securities to such Subscriber, the Company is relying upon such Subscriber's representations and warranties as contained in this Agreement.

                  3.19 Such Subscriber has not employed any broker, finder or similar agent and no person or entity with which he, she or it has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with the purchase and sale of the Shares.

                  4. Representations of Company. The Company hereby represent, warrant and agree with each Subscriber as follows:

                  4.1 The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

                  4.2 The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares has been duly taken and approved.

                  4.3 The Securities have been duly and validly authorized and when issued to each Subscriber in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable.

                  5. Indemnification. Each Subscriber hereby agrees to indemnify and hold harmless the Company and the Company's officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of such Subscriber's failure to fulfill any of the terms and conditions of this Agreement or by reason of such Subscriber's breach of any of his, her or its representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon each Subscriber's heirs, executors, administrators, representatives, successors and assigns. THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, COUNSEL AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND UNENFORCEABLE IN SOME STATES.

                  6. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Florida.

                  7. Execution in Counterparts. This Agreement may be executed in one or more counterparts.

                  8. Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and permitted assigns and on each Subscriber and each Subscriber's respective heirs, executors, administrators, successors and permitted assigns.

                  9. Entire Agreement. This Agreement, when accepted by the Company, will constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

                  10. Assignability. Each of the parties hereto agrees that he, she or it may not assign any of his, her or its respective rights or obligations hereunder without the prior written consent of the other party hereto.

                  11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or by overnight courier to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

                  12.      Interpretation.

                  12.1 When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

                  12.2 Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

                        ACCREDITED INVESTOR CERTIFICATION

-> EACH SUBSCRIBER MUST COMPLETE

                  13. Each Subscriber hereby further represents and warrants (as indicated below by such Subscriber's initials):

         A. Accredited Investors: Please initial one or more of the following four statements:

         1. ____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

         2. ____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

         3. ____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

         4.       ____ I am a director or executive officer of the Company

         5. ____ I am an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or registered investment advisor or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a self directed plan, investment decisions are made solely by accredited investors.




                            [signatures on next page]

                            SUBSCRIBER SIGNATURE PAGE
                            -------------------------

          Manner in Which Title is to be Held. (check one)
          -----------------------------------

         ___ Individual Ownership
         ___ Community Property
         ___ Joint Tenant with Right of Survivorship (both parties must sign)
         ___ Partnership
         ___ Tenants in common
         ___ Corporation
         ___ Trust
         ___ Other (please indicate)

                                            Dated: _____________________________


INDIVIDUAL INVESTORS                        ENTITY INVESTORS

_____________________________               Name of entity, if any
Signature (Individual)
                                            By:__________________________
                                               *Signature

______________________________              Its__________________________
Signature (Joint)                              Title
(all record holders must sign)


______________________________              ______________________________
Name(s) Typed or Printed                    Name Typed or Printed


______________________________              ______________________________
Residence or Mailing Address:               Principal Address


Address to Which Correspondence             Address to Which Correspondence
Should be Directed                          Should be Directed

______________________________              ______________________________

______________________________              ______________________________
City, State and Zip Code                    City, State and Zip Code

______________________________              ______________________________
Tax Identification or                       Tax Identification or
Social Security Number                      Social Security Number


Number of Shares Subscribed For:  _________________


Purchase Price (see Section 1):   $________________


                    * If Shares are being subscribed for by any entity, the Certificate of Signatory must also be completed

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

                                        INTERNATIONAL IMAGING SYSTEMS, INC.


Dated:                                  By:
      ----------------------               -------------------------------------
                                           C. Leo smith, Chief Executive Officer


                            CERTIFICATE OF SIGNATORY


(To be completed if Shares are being subscribed for by an entity)





    I, ____________________________________, the ______________________________
              (name of signatory)                           (title)

       of______________________________ "Entity"), a ________________________
                                                                (name of entity)

                   _________________________________________
                    (type of entity)


hereby certify that I am empowered and duly authorized by the Entity to execute the Subscription Agreement and to purchase the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

          IN WITNESS WHEREOF, I have set my hand this         day of       2002.


                  ______________________________
                  (Signature)